CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust:

We consent to the use of our report dated October 6, 2000 for the portfolios of Evergreen Municipal Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the
prospectus   and   "Independent   Auditors"  in  the   Statement  of  Additional
Information.

                                   /s/ KPMG LLP

KPMG LLP
Boston, Massachusetts
December 22, 2000